CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report incorporated by reference herein dated February 26, 2008 on the financial statements of The Wall Street Fund, Inc., dated as of December 31, 2007 and for the periods indicated therein and to all references to our firm included in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to The Wall Street Fund, Inc.’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
April 23, 2008